BRUNSWICK CORPORATION

BY-LAWS

AS AMENDED FEBRUARY ~~4, 2003~~2, 2010

~~EFFECTIVE APRIL 30, 2003~~

ARTICLE I

OFFICES

               Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

               Section 2. The corporation may also have offices in the City of Lake Forest, State of Illinois, and at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

               Section 1. Meetings of stockholders may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by applicable law.

               Section 2. (a) An annual meeting of stockholders shall be held at such time and on such day in the month of April or in such other month as the board of directors may specify by resolution. At the annual meeting the stockholders shall elect ~~by a plurality vote of those stockholders voting at the meeting~~, by ballot, a board of directors and transact such other business as may properly be brought before the meeting.

               (b) For business to be properly brought before the meeting, it must be: (i) authorized by the board of directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article III, Section 2 of these by-laws), the stockholder must have given written notice thereof to the Secretary of the corporation, delivered or mailed to and received at the principal executive offices of the corporation not less than ninety days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty days from the anniversary date of the preceding year's annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder's notice as described above.  A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the ~~Corporation~~corporation which are owned beneficially ~~owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and~~or of record by the stockholder (which information shall be updated by such stockholder as of the record date of the meeting not later than 10 days after the record date for the meeting), (5) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing (which information shall be updated by such stockholder as of the record date of the meeting not later than 10 days after the record date for the meeting), (6) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the corporation (which information shall be updated by such stockholder as of the record date of the meeting not later than 10 days after the record date for the meeting) and (7) any material interest of the stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b)~~.~~ or, with respect to the election of directors, the provisions of Article III, Section 2. The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

               Section 3. Written notice of the annual meeting stating the place, if any, date, hour of meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

               Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board and shall be called by the ~~President or~~ Secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

               Section 5. Written notice of a special meeting of stockholders stating the place, if any, date, hour of meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

               Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

               Section 7. If authorized by the board of directors in accordance with these by-laws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

               Section 8. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the ~~stock ledger, the~~ list of stockholders ~~or the books of the corporation,~~required by this section or to vote in person or by proxy at any meeting of stockholders.

               Section 9. ~~Any~~The Chairman of the Board or, in the Chairman’s absence, such other person as the Board of Directors shall designate shall preside at any annual or special meeting of stockholders.  Such presiding person may ~~be adjourned~~adjourn any annual or special meeting of stockholders from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 3 or Section 5 of this Article II as the case may be.

               Section 10. The holders of a majority of the shares of the capital stock of the corporation, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

               Section 11. ~~When~~In matters other than the election of directors, when a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting~~, unless~~.  A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, that if the number of nominees for director as of the meeting’s record date exceeds the number of directors to be elected at such meeting, then each director to be elected shall be elected by a plurality of the votes cast.

               Notwithstanding the foregoing, if the question to be voted upon is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, ~~in which case~~ such express provisions shall govern and control the decision of such question.

               Section 12. (a) At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed by the board of directors as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next ~~proceeding~~preceding such election of directors.

               (b) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 14 of Article II of these by-laws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or by proxy at such meeting.

               (c) Stock of the corporation standing in the name of another corporation and entitled to vote may be voted by such other corporation’s officer, agent or proxy as the by-laws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.

               (d) Stock of the corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

               (e) A stockholder whose voting stock of the corporation is pledged shall be entitled to vote such stock unless on the transfer records of the corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

               (f) If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock  proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

               (g) Stock of the corporation belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of ~~which~~such other corporation are held by the corporation, shall ~~not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a~~neither be entitled to vote nor be counted for quorum ~~is present~~purposes. Nothing in this Section 12(g) shall limit the right of the corporation to vote shares of stock of the corporation held by it in a fiduciary capacity.

               Section 13. (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

               (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

               (c) Any inspector or inspectors appointed pursuant to Section 14 of Article II of these by-laws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the board of directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

               Section 14. (a) If the corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders, the board of directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The board of directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

               (b) The Inspectors shall (i) ascertain the number of shares of stock of the corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

               (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

               (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 13 of Article II of these by-laws, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 14, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

               Section 15. (a) In order that the corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the board of directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the board of directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than sixty days before such action.

               (b) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

               (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS

               Section 1. The number of directors shall be ~~twelve, but the~~ten, or such other number ~~of directors~~as may, from time to time, be ~~altered by amendment of these by-laws in accordance~~determined by the board of directors in a manner consistent with the certificate of incorporation.

               Section 2. Subject to the rights of holders of any class or series of stock having a preference over the ~~Common Stock~~common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, not less than ninety days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty days from the anniversary date of the preceding year's annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was made, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which public disclosure of such meeting is first given to stockholders. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, principal occupation, age, business address and residence address of the person or persons to be nominated; (iii) the class and number of shares of stock of the corporation which are owned beneficially ~~owned~~or of record by the stockholder and each nominee (~~for the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended~~which information shall be updated by such stockholder as of the record date of the meeting not later than 10 days after the record date for the meeting); (iv) a representation that the stockholder is the holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; ~~(v~~ (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the corporation (which information shall be updated by such stockholder as of the record date of the meeting not later than 10 days after the record date for the meeting); (vi) a description of all arrangements or understandings between the stockholder and any of its affiliates or associates and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder~~; (vi~~ (which information shall be updated by such stockholder as of the record date of the meeting not later than 10 days after the record date for the meeting); (vii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the board of directors; and (~~vii~~viii) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

               Section 3. The property and business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

               Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

               Section 5. The first meeting of each newly elected board shall be held immediately after, and at the same place, if any, as, the annual meeting of stockholders at which such board shall have been elected or at such other time as the board of directors may determine, for the purpose of electing officers, and for the consideration of any other business that may properly be brought before the meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

               Section 6. Regular meetings of the board of directors shall be held on such dates, not less often than once each calendar quarter, as may be fixed from time to time by ~~resolution of~~ the board of directors. No notice need be given of such regular meetings~~, provided that notice of such resolution has been furnished to each director~~. Such meetings shall be held at the Lake Forest office of the corporation or at such other place as ~~is stated in the notice of the meeting~~the board of directors may determine. Upon the assent, given either verbally or in writing, of a majority of the whole board, any regular meeting may be cancelled, the time changed, or may be held at such other place and time, as a majority of the whole board may designate, either verbally or in writing, upon reasonable notice given to each director~~, either personally or by mail or by telegram~~.

               Section 7. Special meetings of the board of directors may be called by the Chairman of the Board, or by the Secretary on the written request of two directors, to be held either at the Lake Forest office of the corporation or at such other place, if any, as may be convenient and may be designated by the ~~officer~~person calling the meeting. Reasonable notice of such special meeting shall be given to each director~~, provided, that a majority of the whole board of directors present at a meeting called by any of said officers, in matters requiring prompt attention by the board, may hold a valid meeting and transact business without the giving of notice to each director as above provided~~.

               Section 8. (a) At all meetings of the board the presence of a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               (b) A director who is directly or indirectly a party to a contract or transaction with the corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the corporation, may be counted in determining whether a quorum is present at any meeting of the board of directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

COMMITTEES

               Section 9. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more directors of the corporation or such higher number as shall be required by the certificate of incorporation. The board  of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in these by-laws or in the resolution of the board of directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

               Section 10. Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article III of these by-laws.

~~ALTERNATE COMMITTEE MEMBERS~~

               ~~Section 11. The board of directors may designate one or more directors as alternate members of any committee, any of whom may be selected by the chairman of a committee to replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of a member of a committee and of the alternate members of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitutes a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.~~

COMPENSATION OF DIRECTORS

               Section ~~12.~~11. Directors shall receive such fees and reimbursement of reasonable expenses as may be fixed from time to time by resolution of the board. Members of special or standing committees shall also be allowed such fees and reimbursements for reasonable expenses in connection with service on such committees as may from time to time be fixed by resolution of the board. Such fees may be fixed on the basis of meetings attended or on an annual basis or both and may be payable currently or deferred.

ACTION BY WRITTEN CONSENT

               Section ~~13.~~12. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or such committee. Such filing shall be made in paper form if the minutes of the corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ACTION BY TELEPHONE OR OTHER COMMUNICATIONS EQUIPMENT

               Section ~~14.~~13. Directors may participate in a meeting of the board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

PRESUMPTION OF ASSENT

               Section ~~15.~~14. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the board of directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as Secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

NOTICES

               Section 1. (a) Except as otherwise provided by law, the certificate of incorporation or these by-laws, whenever notice is required to be given to any stockholder, director or member of any committee of the board of directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) ~~delivering it to a telegraph company, charges prepaid, for transmission, or by~~ transmitting it via telecopier, or (v) any other reliable means permitted by applicable law (including electronic or Internet mail or transmission) in each case to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these by-laws.

               (b) Without limiting the foregoing, any notice to stockholders given by the corporation pursuant to these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation and shall also be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these by-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting ~~n~~on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

               Section 2. (a) Whenever notice is required to be given by law, the certificate of incorporation or these by-laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders and all notices of meetings of stockholders during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

               (a) Whenever notice is required to be given by law, the certificate of incorporation or these by-laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

               Section 3. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

               Section 1. The board of directors shall elect a Chairman of the Board from among its members. The board of directors shall also elect a Chief Executive Officer, Secretary and such other officers as the board of directors determines, none of whom need to be members of the board of directors.

               Section 2. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer of the corporation may be removed at any time by the affirmative vote of a majority of the whole board of directors.

               Section 3. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors. ~~The board of directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.~~

               Section 4. The Chief Executive Officer of the corporation shall in general supervise and control all of the business affairs of the corporation, subject to the direction of the board of directors. The Chief Executive Officer may execute, in the name and on behalf of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the board of directors or a committee thereof to some other officer or agent of the corporation.

               Section 5. In addition to such other duties, if any, as may be assigned to the Secretary by the board of directors, the Chairman of the Board, or the Chief Executive Officer, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the board of directors and any committee of the board of directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be the custodian of the records and seal of the corporation; (iv) affix or cause to be affixed the seal of the corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the corporation and to all other documents the execution of which under seal is authorized by the board of directors; and (v) unless such duties have been delegated by the board of directors to a transfer agent of the corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 1. The corporation ~~may~~shall indemnify to the fullest extent that is lawful, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) (a “proceeding”) by reason of the fact that he is or was a director~~,~~ or officer~~, employee or agent~~ of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such ~~action, suit or~~ proceeding.

               Section 2. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against the same liability under the provisions of this article.

               Section 3. The corporation may enter into an indemnity agreement with any director, officer, employee or agent of the corporation, upon terms and conditions that the board of directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this article.

               Section 4. The corporation ~~may~~shall pay or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer of the corporation in defending any proceeding in advance of its final disposition ~~if the corporation has received in advance~~upon  receipt of an undertaking by ~~the person receiving~~or on behalf of such ~~payment~~director or ~~reimbursement~~officer to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise. The corporation may require security for any such undertaking.

               Section 5. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

               Section 6. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               Section 7. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee~~, partner~~ or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

               Section 8. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

               Section 1. Shares of the corporation’s stock may be certificated or uncertificated.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and rights shall be set forth in full or summarized on the face or back of ~~the~~any certificate which the corporation shall issue to represent such class or series of stock; provided, however, that, to the full extent allowed by law, in lieu of the foregoing requirements, there may be set forth on the face or back of ~~the~~any certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

               Section 2. ~~If such certificate is countersigned (1) by a transfer agent, or (2) by a registrar, any other signature on the~~Any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

LOST CERTIFICATES

               Section 3. The board of directors may ~~authorize the transfer agents and registrars of the corporation to issue and register, respectively, new certificates~~direct a new certificate to be issued in place of any ~~certificates~~certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, ~~and~~upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, ~~may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems necessary to protect the corporation and said transfer agents and registrars~~require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such a manner as the board of directors shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

               Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

REGISTERED STOCKHOLDERS

               Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the party of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

               Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

               Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

               ~~Section 3. The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.~~

~~CHECKS~~

               ~~Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. The board of directors, in its discretion, may delegate its responsibilities contained in this section to any officer or officers of the corporation.~~

FISCAL YEAR

               Section ~~5.~~3. The fiscal year of the corporation shall begin on the first day of January, and terminate on the thirty-first day of December, in each year.

SEAL

               Section ~~6.~~4. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated in Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

DEFINITIONS

               Section ~~7.~~5. (a) For purposes of these by-laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

               (b) For purposes of these by-laws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

ARTICLE IX

~~TENNESSEE AUTHORIZED CORPORATION PROTECTION ACT~~

               ~~Section 1. This corporation shall be subject to Section 404(a) of the~~
~~Tennessee Authorized Corporation Protection Act.~~

~~ARTICLE X~~

AMENDMENTS

               Section 1. The holders of shares of capital stock of the corporation entitled at the time to vote for the election of directors shall have the power to adopt, alter, amend, or repeal the by-laws of the corporation by vote of such percentage of such shares as is required by the Certificate of Incorporation, or if no percentage is specified by the Certificate of Incorporation, by vote of not less than 66-2/3% of such shares. The board of directors shall also have the power to adopt, alter, amend or repeal the by-laws of the corporation by vote of such percentage of the entire board as is required by the Certificate of Incorporation, or if no percentage is specified by the Certificate of Incorporation, by vote of not less than a majority of the entire board.